Exhibit 99.1

Odysight.ai Reports Full Year 2025 Financial Results and Strategic Progress Across Aerospace, Defense, and Industrial Markets

Ramat Gan, Israel, March 19, 2026 – Odysight.ai Inc. (NASDAQ: ODYS), a leader in AI-powered visual sensing and predictive maintenance (PdM) solutions for the aerospace, defense, and industrial markets, today announces its full year 2025 financial results and provides a business update.

Key Full Year 2025 Highlights:

●	Vision-based PdM/CBM platform revenues grew approximately 23% year-over-year, reflecting increasing commercial adoption across aerospace and industrial customers.

●	Backlog[2] of approximately $13.8 million as of December 31, 2025, providing revenue visibility into 2026 and the following years. Monetization of backlog commenced in 2025.

●	Cash balance[1] of approximately $26 million as of December 31, 2025, no debt.

●	Significant aerospace and defense milestones: Delivered our first systems for UAVs under a contract with a Top 25 global defense contractor; Delivered vision-based monitoring system for the Heron TP UAV (a strategic asset to the Israeli Ministry of Defense and Air Force); Delivered major milestones under the Israeli Air Force SH-60 program; Completed a successful technology demonstration on an AW139 Leonardo helicopter with the Italian Air Force Flight Test Unit; Demonstrated next generation of high-temperature optical sensors in aerospace OEM trials in South-East Asia; Received two new pilot orders from a major defense customer for combat helicopter and airborne weapons monitoring (January 2026); Partnered for its first U.S. flight testing of our system on UH-60 Helicopter (January 2026).

●	Expanded into high-volume industrial markets: Received first commercial purchase order for 200 industrial predictive monitoring systems for elevator belt monitoring from a leading European provider; Completed a successful proof-of-concept on heavy-duty mine trucks with a major international automotive OEM in South America; Successfully deployed several systems in operational railway, and advanced the Israel Railways AI-powered derailment prevention collaboration.

●	Strengthened international presence with new commercial team in the United States, new European Union subsidiary and the appointment of a Chief Business Officer, while showcasing our solutions with global players in the aerospace and defense sectors, as well as with global infrastructure technologies companies.

●	Uplisted to the Nasdaq Capital Market in February 2025 and completed a U.S. underwritten public offering with gross proceeds of approximately $23.7 million; Added to the Russell Microcap Index (July 2025).

●	Potential Dual Listing on TASE: Our Board of Directors is exploring a potential dual listing on the Tel Aviv Stock Exchange (“TASE”), which we believe would expand access to Israeli and international investors, supporting our long-term growth strategy.

Yehu Ofer, Chief Executive Officer of Odysight.ai commented: “2025 was a transformative year for Odysight.ai. We successfully transitioned from our legacy medical business and are now fully focused on the high-value aerospace, defense, and industrial sectors where our AI-powered visual sensing technology delivers the greatest impact.

Our technology is now deployed, or under evaluation, on combat helicopters, strategic UAV platforms, NASA space vehicles, railway infrastructure, elevator systems, and heavy-duty mining vehicles, demonstrating the versatility of our platform across some of the world’s most demanding environments. With our expanding U.S. and EU teams, we believe we are well positioned to accelerate commercialization and scale our global operations.”

Einav Brenner, Chief Financial Officer of Odysight.ai added: “Our full year 2025 results reflect a period of investment in our growth. While total revenues of $3.0 million including $1.7 million from the wind-down of our legacy Fortune 500 medical contract, our core PdM and CBM platform revenues grew approximately 23% year-over-year, focused on the defense and aerospace sectors. We believe this more accurately reflects our underlying commercial momentum. Looking ahead, we expect to continue monetizing our $13.8 million backlog beginning in 2026 and continuing in subsequent years, while actively pursuing additional contracts that will meaningfully expand our order book.

The increase in operating expenses to $19.0 million reflects our strategic decision to consistently invest in product development, global market expansion, and the infrastructure required to support our substantial backlog delivery. This includes the maturation of our aerospace product portfolio, establishing new international presences in major markets, and incurring one-time costs associated with our Nasdaq uplisting.

We ended the year with approximately $26.0 million in cash and no debt, providing a strong foundation to support our ongoing deployments, while pursuing new opportunities. The potential dual listing on TASE, which our Board is now exploring, is expected to further diversify and increase exposure to the Israeli and broader international investor community.”

1 Including cash, cash equivalents and restricted cash.

2 Backlog is measured and defined differently by companies within our industry. We refer to “backlog” as our booked orders based on purchase orders or hard commitments but not yet recognized as revenue. Backlog is not a comprehensive indicator of future revenue and is not a measure of profitability. Orders included in backlog may be cancelled or rescheduled by customers. A variety of conditions, both specific to the individual customer and generally affecting the customer’s industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. Projects may remain in backlog for extended periods of time.

Financial highlights for full year ended December 31, 2025

Revenues for the year ended December 31, 2025 were $3.0 million, compared to approximately $4.0 million for the year ended December 31, 2024.

Revenues for the year ended December 31, 2025 were primarily comprised of $1.2 million in revenues from our vision-based platform solutions for PdM and CBM and $1.7 million from released contract liability associated with our former Fortune 500 medical company customer. Revenues for the year ended December 31, 2024 were primarily comprised of $3.0 million in revenues from products sold to the Fortune 500 medical company customer and $1.0 million in revenues from our vision-based platform solutions for PdM and CBM.

Backlog2 was approximately $13.8 million as of December 31, 2025.

Cost of Revenues was $2.1 million for the year ended December 31, 2025, compared to $2.8 million for the year ended December 31, 2024. The decrease in cost of revenues is consistent with the decrease in revenues.

Gross Profit was $0.9 million for the year ended December 31, 2025, compared to gross profit of $1.2 million for the year ended December 31, 2024, reflecting a gross margin of approximately 29% in both years.

Operating expenses were $19.0 million for the year ended December 31, 2025, compared to $13.7 million for the year ended December 31, 2024.

The increase in operating expenses was primarily driven by the expansion of the Company’s operations, including the maturation of our aerospace product, development of new industrial products, enhanced global selling and marketing activities, including efforts to penetrate new markets and verticals and increase product visibility, as well as one-time expenses related to the Company’s uplisting to Nasdaq.

Net loss was $17 million for the year ended December 31, 2025, compared to $11.8 million for the year ended December 31, 2024.

Cash Balance1 as of December 31, 2025 was approximately $26 million, compared to approximately $18.5 million as of December 31, 2024. In February 2025, the Company uplisted to the Nasdaq Capital Market and completed a U.S. underwritten public offering with gross proceeds of approximately $23.7 million.

About Odysight.ai

Odysight.ai, incorporated in Nevada U.S., with European and Israeli subsidiaries, is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI-powered visual sensing. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas that are otherwise inaccessible during normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

We routinely post information that may be important to investors in the Investors section of our website. For more information, please visit: http://www.odysight.ai or follow us on X (formerly Twitter) , LinkedIn and YouTube.

Backlog

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Backlog is presented for supplemental informational purposes only, and is not intended to be a substitute for any GAAP financial measures, including revenue or net income (loss), and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, backlog should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, backlog should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations regarding monetization of backlog, the potential for the expansion of the backlog and statements regarding long-term growth prospects. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) our ability to scale up our operations, including market acceptance and large-scale adoption of our vision-based sensor products, (ii) the amount and timing of future sales and our long and unpredictable sales cycles, (iii) our ability to maintain product quality and performance at an acceptable cost and meet technical and quality specifications, (iv) our ability to accurately estimate the future supply and demand for our solutions and changes to various factors in our supply chain, (v) the market for adoption of vision-based sensor technologies, (vi) compliance with existing laws and regulations and regulatory developments in the United States, Israel, and other jurisdictions, including trade control laws, export authorizations and safety regulations, (vii) our plans and ability to obtain, maintain, and protect intellectual property rights, including extensions of patent terms, and our ability to avoid infringing the intellectual property rights of others, (viii) the need to hire additional personnel and our ability to attract and retain such personnel, including key members of our senior management, (ix) our estimates regarding expenses, backlog, future revenue, capital requirements and need for additional financing, (x) our dependence on third parties, including suppliers and strategic partners, (xi) our dependence on a limited number of customers for a substantial portion of our revenues, and the impact if order volumes from existing or anticipated customers do not meet expectations (xii) our financial performance and history of operating losses, (xiii) the growth of regulatory requirements and incentives, (xiv) the incorporation of artificial intelligence, or AI, and machine learning, or ML, into our products, (xv) risks related to product liability claims or product recalls, (xvi) cybersecurity risks and potential data security breaches, (xvii) the overall global economic environment and trade tensions, including the adoption or expansion of economic sanctions, tariffs or trade restrictions, (xviii) challenges and risks related to sales to government entities and highly regulated organizations, (xix) the impact of competition and new technologies, (xx) limitations and exclusivity provisions in our customer agreements and restrictions on the use of intellectual property, (xxi) our ability to ensure that our solutions interoperate with a variety of hardware and software platforms, (xxii) our plans to continue to invest in research and develop technology for new products, (xxiii) our plans to potentially acquire complementary businesses, (xxiv) the impact of future pandemics on our business and on the business of our customers, (xxv) fluctuations in foreign currency exchange rates, (xxvi) security, political and economic instability in the Middle East that could harm our business, including due to the security situation in Israel; and military conflicts with Iran and terrorist organizations and (xxvii) the increased expenses and requirements associated with being a listed public company on the Nasdaq Capital Market, or Nasdaq. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

(Tables to follow)

ODYSIGHT.AI INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
	USD in thousands

Assets

CURRENT ASSETS:
Cash and cash equivalents	25,677	18,164
Restricted cash	333	-
Restricted deposit	-	322
Accounts receivable	278	1,510
Inventory	50	203
Other current assets	1,164	588
Total current assets	27,502	20,787

NON-CURRENT ASSETS:
Contract fulfillment assets	-	1,017
Property and equipment, net	346	407
Operating lease right-of-use assets	739	1,113
Severance pay asset	296	259
Other non-current assets	96	96
Total non-current assets	1,477	2,892

TOTAL ASSETS	28,979	23,679

Liabilities and shareholders’ equity

CURRENT LIABILITIES:
Accounts payable	480	442
Contract liabilities - short term	165	702
Operating lease liabilities - short term	511	539
Accrued compensation expenses	1,400	1,124
Related parties	115	120
Other current liabilities	327	368
Total current liabilities	2,998	3,295

NON-CURRENT LIABILITIES:
Contract liabilities - long term	-	1,373
Operating lease liabilities - long term	259	508
Liability for severance pay	296	259
Total non-current liabilities	555	2,140

TOTAL LIABILITIES	3,553	5,435

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized as of December 31, 2025 and December 31, 2024, 16,357,327 and 12,612,517 shares issued and outstanding as of December 31, 2025 and December 31, 2024	17	13
Additional paid-in capital	88,418	64,205
Accumulated deficit	(63,009)	(45,974)
TOTAL SHAREHOLDERS’ EQUITY	25,426	18,244

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	28,979	23,679

ODYSIGHT.AI INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2025	2024
	USD in thousands (except per share data)

REVENUES	3,015	3,964
COST OF REVENUES	2,144	2,807
GROSS PROFIT	871	1,157
RESEARCH AND DEVELOPMENT EXPENSES	9,639	6,884
SALES AND MARKETING EXPENSES	2,327	1,218
GENERAL AND ADMINISTRATIVE EXPENSES	7,040	5,562
OPERATING LOSS	(18,135)	(12,507)
FINANCING INCOME, NET	1,100	740
NET LOSS	(17,035)	(11,767)
Net loss per share (basic and diluted, in USD)	(1.07)	(1.03)
Weighted average common shares (basic and diluted, in thousands)	15,900	11,445